Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement of Cray Inc. (SEC Reg. No. 333-57972) of our report dated March 15, 2006, appearing in the Annual Report on Form 10-K of Cray Inc. and subsidiaries for the year ended December 31, 2005, and to the reference to us under the heading “Experts.”
/S/ PETERSON SULLIVAN PLLC
Seattle, Washington
July 10, 2006